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                                                            Exhibit (h)(2)(iii)

                              SECOND AMENDMENT TO
                       ADMINISTRATIVE SERVICES AGREEMENT

   This Amendment made as of January 1, 2006, by and between IXIS Asset Management Advisors, L.P. ("IXIS Advisors"), IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the "Trusts").

   WHEREAS, IXIS Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005 (the "Agreement"), governing the terms and conditions under which IXIS Advisors provides certain administrative services to the series of the Trusts; and

   WHEREAS, IXIS Advisors and the Trusts desire to amend Schedule B of the Agreement to reflect the provision by IXIS Advisors of the Chief Compliance Officer and Senior Compliance Analyst to administer the Funds' Rule 38a-1 Compliance Program.

   NOW THEREFORE, in consideration of the premises and covenants contained herein, IXIS Advisors and the Trusts hereby agree as follows:

1. A new subheading "Rule 38a-1 Compliance Services" is added to Schedule B and the following description is added under the new subheading:

     . Provide the Trusts' Chief Compliance Officer and a Senior Compliance Analyst to administer the Trusts' Compliance Program required by Rule 38a-1 under the Investment Company Act of 1940.

2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

IXIS ASSET MANAGEMENT ADVISORS, L.P.

By IXIS Asset Management Distribution Corporation, its general partner

By: /s/ John T. Hailer
    -----------------------------------
    John T. Hailer, Executive Vice President

IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
IXIS ADVISOR CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By: /s/ John T. Hailer
    -----------------------------------
    John T. Hailer, President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    -----------------------------------
    John T. Hailer, Executive Vice President